Exhibit 99.1
Investor Update
April 10, 2018
This investor update provides Spirit's first quarter 2018 guidance and a recast of certain 2017 financial information in accordance with the adoption of Accounting Standards Update (ASU) No. 2014-09, (ASU 2014-09), "Revenue from Contracts with Customers.” Guidance data is based on preliminary estimates.
Total revenue per available seat mile (TRASM) for the first quarter 2018 is estimated to be approximately 8.37 cents, down approximately 2.4 percent compared to first quarter 2017 recast TRASM of 8.58 cents. This result is near the low end of our previous guidance range, partially due to a better than expected completion factor.
Adjusted cost per available seat mile ex-fuel (CASM ex-fuel) for the first quarter 2018 is expected to be down approximately 5.0 percent year over year which is better than previously expected, largely due to better operational performance.  In addition, due to the timing of certain maintenance events, depreciation and amortization is expected to be better than anticipated by approximately $1 million.
Earlier this month, the Company announced the purchase of 14 A319 aircraft which are currently operated under lease arrangements.  As a result of this transaction, the Company now estimates its 2018 full year CASM ex-fuel will be down between 3 and 4 percent year over year.

1Q18E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change	22.3%

Total Revenue per ASM (TRASM)
Year-over-Year % Change	Down ~ 2.4%

Adjusted Operating Expense Ex-Fuel per ASM
Adjusted CASM ex-fuel year-over-year % change(1)	Down ~ 5%

Average Stage Length (miles)	1,025

Fuel Expense
Fuel gallons (millions)	95.0
Economic fuel cost per gallon ($)(2)	$2.15

Selected Operating Expenses ($Millions)
Aircraft rent	$50.2
Depreciation and amortization	$39.3

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense	$17.9
Capitalized interest	$(2.3)
Interest Income	$(4.1)
Interest expense, net	$11.5

Effective Tax Rate	24%

Wtd. Average Diluted Share Count (Millions)	68.3

Footnotes

(1)	Excludes all components of fuel expense, loss on disposal of assets, and special items.
(2)	Includes fuel taxes and into-plane fuel cost.

The following table shows adjusted balances after the adoption of ASU 2014-09, "Revenue from Contracts with Customers" on the quarterly statements of operations for each quarter of 2017. These recast amounts were derived from unaudited financial statements included in the quarterly reports on Form 10-Q during the year ended December 31, 2017.

	For the Quarter ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
	(in thousands, except per share data)
Operating revenues:
Passenger	$572,407	$681,010	$669,208	$650,798
Other	17,670	19,305	18,155	15,535
Total operating revenues	590,077	700,315	687,363	666,333

Operating expenses:
Aircraft fuel	139,782	142,294	158,300	175,205
Salaries, wages and benefits	127,138	129,892	134,114	136,815
Aircraft rent	57,070	52,566	53,396	42,820
Landing fees and other rents	40,448	45,592	48,498	46,117
Depreciation and amortization	31,509	35,331	36,840	36,472
Maintenance, materials and repairs	26,312	28,985	26,176	28,966
Distribution	25,772	29,835	29,695	28,170
Special charges	4,776	—	7,853	—
Loss on disposal of assets	1,105	1,493	516	1,054
Other operating	77,703	102,885	87,965	79,267
Total operating expenses	531,615	568,873	583,353	574,886

Operating income	58,462	131,442	104,010	91,447

Other (income) expense:
Interest expense	12,473	13,746	15,018	16,065
Capitalized interest	(3,580)	(3,342)	(3,203)	(3,668)
Interest income	(1,313)	(1,828)	(2,605)	(2,990)
Other expense	3	104	114	145
Total other (income) expense	7,583	8,680	9,324	9,552

Income before income taxes	50,879	122,762	94,686	81,895
Provision (benefit) for income taxes	19,542	45,439	34,555	(165,249)

Net income	$31,337	$77,323	$60,131	$247,144
Basic earnings per share	$0.45	$1.11	$0.87	$3.59
Diluted earnings per share	$0.45	$1.11	$0.87	$3.59

The following table shows quarterly adjustments made due to the adoption of ASU 2014-09, "Revenue from Contracts with Customers" on the statements of operations for 2017.

		Adjustments, for the Quarter ended
	Full Year 2017 As Reported	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	Full Year 2017 Adjusted
	(in thousands, except per share data)
Operating revenues:
Passenger	$1,366,034	$272,645	$309,088	$313,001	$312,655	$2,573,423
Other	1,281,632	(274,314)	(310,455)	(312,869)	(313,329)	70,665
Total operating revenues	2,647,666	(1,669)	(1,367)	132	(674)	2,644,088

Operating expenses:
Aircraft fuel	615,581	—	—	—	—	615,581
Salaries, wages and benefits	527,959	—	—	—	—	527,959
Aircraft rent	205,852	—	—	—	—	205,852
Landing fees and other rents	180,655	—	—	—	—	180,655
Depreciation and amortization	140,152	—	—	—	—	140,152
Maintenance, materials and repairs	110,439	—	—	—	—	110,439
Distribution	113,620	(726)	(73)	226	425	113,472
Special charges	12,629	—	—	—	—	12,629
Loss on disposal of assets	4,168	—	—	—	—	4,168
Other operating	347,820	—	—	—	—	347,820
Total operating expenses	2,258,875	(726)	(73)	226	425	2,258,727

Operating income	388,791	(943)	(1,294)	(94)	(1,099)	385,361

Other (income) expense:
Interest expense	57,302	—	—	—	—	57,302
Capitalized interest	(13,793)	—	—	—	—	(13,793)
Interest income	(8,736)	—	—	—	—	(8,736)
Other expense	366	—	—	—	—	366
Total other (income) expense	35,139	—	—	—	—	35,139

Income before income taxes	353,652	(943)	(1,294)	(94)	(1,099)	350,222
Provision (benefit) for income taxes	(66,954)	(345)	(474)	(35)	2,095	(65,713)

Net income	$420,606	$(598)	$(820)	$(59)	$(3,194)	$415,935
Basic earnings per share	$6.08	$(0.01)	$(0.01)	$—	$(0.05)	$6.01
Diluted earnings per share	$6.06	$(0.01)	$(0.01)	$—	$(0.05)	$6.00

ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers (see Note 2 of our Consolidated Financial Statements within the Form 10-K filed on February 13, 2018). The adoption of the ASU impacted the classification and timing of recognition of certain ancillary items such as bags, seats and other travel-related fees, since they are deemed part of the single performance obligation of providing passenger transportation. These ancillary items are now recognized in passenger revenue (disclosed below as non-fare passenger revenue).  Other revenue primarily consists of the marketing component of the sale of frequent flyer miles to our credit card partner and revenue from the sale of various items such as hotels and rental cars. In addition, the adoption of the ASU eliminated the incremental cost method for frequent flier program accounting, which required the Company to re-value and record a liability associated with customer flight miles earned as part of the Company’s frequent flier program with a relative fair value. This change did not have a material impact on our income statement or balance sheet in any period presented.

The following table provides additional detail about the components of non-ticket revenue:

Supplemental Information	As adjusted for the Quarter ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	Full Year 2017 Adjusted
	(in thousands, except per segment data)
Non fare passenger revenue	$273,252	$309,437	$313,479	$313,323	$1,209,491
Other revenue	17,670	19,305	18,155	15,535	70,665
Non-ticket revenue	$290,922	$328,742	$331,634	$328,858	$1,280,156

Passenger segments	5,570	6,206	6,307	6,100	24,183

Total non-ticket revenue per passenger segment ($)	$52.23	$52.97	$52.58	$53.91	$52.94

The following table shows total revenue per available seat mile (TRASM) calculation after the adoption of ASU 2014-09, "Revenue from Contracts with Customers" on the quarterly statements of operations for each quarter of 2017.

Total operating revenue per available seat mile (TRASM)
	As adjusted for the Quarter ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	Full Year 2017 Adjusted
	(in thousands, except per ASM data)
Total operating revenues	$590,077	$700,315	$687,363	$666,333	$2,644,088

Available seat miles (ASMs)	6,875,899	7,294,578	7,681,312	7,741,030	29,592,819

Total operating revenue per ASM (TRASM) (cents)	8.58	9.60	8.95	8.61	8.93

Forward-Looking Statements

Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the first quarter 2018, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.